                                                               Exhibit (d)(viii)

                                   EXHIBIT A
            To the Amended and Restated Investment Advisory Agreement
          Between SSgA Funds Management, Inc. and SPDR(R) Series Trust

      As consideration for the Adviser's services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund's average daily net assets during the month. The Adviser will pay all of the expenses of each Fund of the Trust except for the advisory fee, payments under each Fund's Rule 12b-1 plan, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee's counsel fees), acquired fund fees and expenses, litigation expenses and other extraordinary expenses.

                                                                         ANNUAL % OF AVERAGE
FUND                                                                        DAILY NET ASSETS
------------------------------------------------------------       -------------------------
SPDR(R) Dow Jones Total Market ETF                                                     0.20%
SPDR(R) Dow Jones Large Cap ETF                                                        0.20%
SPDR(R) Dow Jones Large Cap Growth ETF                                                 0.20%
SPDR(R) Dow Jones Large Cap Value ETF                                                  0.20%
SPDR(R) Dow Jones Mid Cap ETF                                                          0.25%
SPDR(R) Dow Jones Mid Cap Growth ETF                                                   0.25%
SPDR(R) Dow Jones Mid Cap Value ETF                                                    0.25%
SPDR(R) Dow Jones Small Cap ETF                                                        0.25%
SPDR(R) Dow Jones Small Cap Growth ETF                                                 0.25%
SPDR(R) Dow Jones Small Cap Value ETF                                                  0.25%
SPDR(R) DJ Global Titans ETF                                                           0.50%
SPDR(R) Dow Jones REIT ETF                                                             0.25%
SPDR(R) KBW Bank ETF                                                                   0.35%
SPDR(R) KBW Capital Markets ETF                                                        0.35%
SPDR(R) KBW Insurance ETF                                                              0.35%
SPDR(R) Morgan Stanley Technology ETF                                                  0.50%
SPDR(R) S&P(R) Dividend ETF                                                            0.35%
SPDR(R) S&P(R) Aerospace & Defense ETF*                                                0.35%
SPDR(R) S&P(R) Biotech ETF                                                             0.35%
SPDR(R) S&P(R) Building & Construction ETF*                                            0.35%
SPDR(R) S&P(R) Computer Hardware ETF*                                                  0.35%
SPDR(R) S&P(R) Computer Software ETF*                                                  0.35%
SPDR(R) S&P(R) Health Care Equipment ETF*                                              0.35%
SPDR(R) S&P(R) Health Care Services ETF*                                               0.35%
SPDR(R) S&P(R) Homebuilders ETF                                                        0.35%
SPDR(R) S&P(R) LeisureTime ETF*                                                        0.35%
SPDR(R) S&P(R) Metals & Mining ETF                                                     0.35%
SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF                                      0.35%
SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF                                  0.35%
SPDR(R) S&P(R) Outsourcing & IT Consulting ETF*                                        0.35%
SPDR(R) S&P(R) Pharmaceuticals ETF                                                     0.35%

SPDR(R) S&P(R) Retail ETF                                                                              0.35%
SPDR(R) S&P(R) Semiconductor ETF                                                                       0.35%
SPDR(R) S&P(R) Telecom ETF*                                                                            0.35%
SPDR(R) S&P(R) Transportation ETF*                                                                     0.35%
SPDR(R) KBW Regional Banking(SM) ETF                                                                   0.35%
SPDR(R) KBW Mortgage Finance(SM) ETF                                                                   0.35%
SPDR(R) Barclays Capital 1-3 Month T-Bill ETF                                                        0.1345%
SPDR(R) Barclays Capital Intermediate Term Treasury ETF                                              0.1345%
SPDR(R) Barclays Capital Long Term Treasury ETF                                                      0.1345%
SPDR(R) Barclays Capital TIPS ETF                                                                    0.1845%
SPDR(R) Barclays Capital Aggregate Bond ETF                                                          0.1845%
SPDR(R) Nuveen Barclays Capital Municipal Bond ETF                                                     0.30%
SPDR(R) Barclays Capital International Treasury Bond ETF                                               0.50%
SPDR(R) Nuveen Barclays Capital  Short Term Municipal Bond ETF                                         0.20%
SPDR(R) Nuveen Barclays Capital California Municipal Bond ETF                                          0.20%
SPDR(R) Nuveen Barclays Capital New York Municipal Bond ETF                                            0.20%
SPDR(R) Barclays Capital High Yield Bond ETF                                                           0.40%
SPDR(R) DB International Government-Inflation Protected Bond ETF                                       0.50%
SPDR(R) Barclays Capital Short Term International Treasury Bond ETF                                    0.35%
SPDR(R) Barclays Capital Intermediate Term Credit Bond ETF                                             0.15%
SPDR(R) Barclays Capital Long Term Credit Bond ETF                                                     0.15%
SPDR(R) Barclays Capital Convertible Bond ETF                                                          0.40%
SPDR(R) Barclays Capital Mortgage Backed Bond ETF                                                      0.20%
SPDR(R) Nuveen S&P(R) VRDO Municipal Bond ETF                                                          0.20%
SPDR(R) Wells Fargo Preferred Stock ETF                                                                0.50%
SPDR(R) Barclays Capital  Short Term Corporate Bond ETF                                              0.1245%
SPDR(R) Nuveen Barclays Build America Bond ETF                                                         0.35%

*  The Fund is registered but not operational

Dated: May 12, 2010

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